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                                                                    EXHIBIT 4.04


                        COOPER & CHYAN TECHNOLOGY, INC.

                               STOCK OPTION GRANT
                               ------------------


     Optionee:

     Address:

     Number of Common Shares
     Subject to Option:

     Exercise Price Per Share:

     Date of Original Grant:

     Expiration Date:

     Type of Grant:

     Grant Number:

                                    RECITALS
                                    --------

     1.   The optionee named above ("Optionee") is the holder of an option (a
                                     --------
"UniCAD Option") to purchase shares of the Common Stock of UniCAD, Inc., a
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Massachusetts corporation ("UniCAD"), granted by UniCAD under its Stock Option
                            ------
Plan, as evidenced by a certain Stock Option Grant dated _______________ between Optionee and UniCAD (the "Grant").
                          -----

     2. Pursuant to that certain Agreement and Plan of Reorganization dated as of July 22, 1996 (the "Plan of Reorganization"), Optionee has elected to
                       ----------------------
surrender and convert such UniCAD Option in exchange for an option to purchase shares of CCT Common Stock subject to the same terms and conditions as the assumed UniCAD Option.

     NOW, THEREFORE, CCT and Optionee agree as follows:

     1.   Grant and Assumption of Option:  CCT hereby grants to Optionee an
          ------------------------------
option (the "Option") to purchase the total number of shares of CCT Common Stock
             ------
set forth above (the "Shares") at the exercise price per share set forth above
                      ------
(the "Exercise Price"), subject to all of the terms and conditions of this CCT
     ---------------
Stock Option Grant and the terms and conditions of the assumed Grant, except that (i) all references in the Grant to the number of shares purchasable
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thereunder shall instead refer to the number of Shares set forth above, and (ii)
all references to the "Exercise Price" in the Grant shall instead refer to the Exercise Price set forth above.

     2.   Entire Agreement; No Additional Benefits.  The Grant (including all
          ----------------------------------------
exhibits attached thereto) is incorporated herein by reference and together with this CCT Stock Option Grant constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior undertakings and agreements with respect to such subject matter. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of CCT Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sales or assets, distribution to shareholder or combination of shares of CCT Common Stock or any other change in CCT's capital structure, appropriate adjustments shall be made with respect to number and/or type of the Shares so as to fairly and equitably preserve, as far as practicable, the rights and obligations of the parties hereto under this CCT Stock Option Grant as in effect immediately prior to such issuance.

                                    COOPER & CHYAN TECHNOLOGY, INC.


                                    By:
                                       -------------------------------
                                            Robert D. Selvi
                                            Chief Financial Officer

                                ACCEPTANCE

     Optionee hereby represents that Optionee has read and understands the terms and provisions of the Grant and this CCT Stock Option Grant and accepts this Option subject to all the terms and conditions referenced on the above documents. Optionee confirms that by execution of this CCT Stock Option Grant, Optionee, without any further act, consents to the establishment of the escrow pursuant to the Escrow Agreement attached as Exhibit E to the Plan of Reorganization and the appointment of the Representative (as defined in the Escrow Agreement), as Optionee's attorney-in-fact and agent with respect to such Escrow and indemnification obligations set forth in the Escrow agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax advisor prior to exercise or disposition.

                                    OPTIONEE


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                                    (Please print name here)


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                                    (Please print name here)


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